UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.

Lakewood, CO 80226

303-209-8600

(Address and telephone number of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At Solera National Bancorp, Inc.’s annual meeting of stockholders held on May 19, 2010, the stockholders reelected the eleven (11) incumbent Directors standing for election and ratified the selection of McGladrey & Pullen, LLP as Solera National Bancorp, Inc.’s independent registered public accounting firm for the 2010 fiscal year.

The following is a summary of the voting proposals for each matter presented to our stockholders:

1.                                       The election of eleven directors to the Board of Directors of Solera National Bancorp, Inc. for terms expiring at the 2011 annual meeting of shareholders or until their successors are duly elected and qualified was held and the shares were voted for each as follows:

	FOR	AGAINST	BROKER NON- VOTES
Norma R. Akers	1,267,026	102,790	143,842
Rob L. Alvarado	1,283,816	86,000	143,842
Maria G. Arias	1,247,026	122,790	143,842
Douglas Crichfield	1,281,126	88,690	143,842
Robert M. Gallegos	1,267,026	102,790	143,842
Ronald E. Montoya	1,281,126	88,690	143,842
Ray L. Nash	1,263,626	106,190	143,842
Basil Sabbah	1,251,526	118,290	143,842
F. Stanley Sena	1,263,626	106,190	143,842
Larry D. Trujillo	1,270,666	99,150	143,842
Kent C. Veio	1,268,626	101,190	143,842

2.                                       The ratification of McGladrey & Pullen, LLP, as the independent registered public accounting firm for Solera National Bancorp, Inc. for the fiscal year ending December 31, 2010.  The vote with respect to this proposal was:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
1,368,526	5,000	45,241	94,891

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: May 21, 2010	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President and Chief Financial
Officer